SOLICITED BY THE BOARD OF DIRECTORS OF CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

The undersigned appoints or directs the depository agent identified on the reverse hereof to appoint, C. L. Greenwalt and W. A. Koertner, and each of them as attorneys and proxies with power of substitution to vote, as indicated hereon, all shares of Preferred Stock of Central Illinois Public Service Company held of record in the name of, or held for the account of, the undersigned at the close of business on the record date and, in their descretion, to vote on all other matters which may properly come before the 1997 Annual Meeting of Shareholders of Central Illinois Public Service Company and at all adjourned sessions thereof, all as set forth in the Notice and Proxy Statement relating to the meeting.

                                            If joint account, each joint
                                            owner should sign. State title
                                            when signing as executor,
                                            administrator, trustee,
                                            guardian, etc.

                                            DO NOT FOLD

                                            Dated ______________________

                       Signed __________________________________________
                              __________________________________________

(on reverse side)
The votes represented by this proxy, if properly executed, will be voted as inidcated by you. If you sign and return the proxy unmarked, such votes will be voted "FOR" the election of directors.

  DIRECTORS RECOMMEND a Vote "FOR" Item 1.
                                      FOR                WITHHOLD AUTHORITY
                                      ___                ___

  1. Election of Directors        all nominees listed    to vote for all
                                  below (except as       nominees
                                  marked to the
                                  contrary)

  C. L. Greenwalt                 J. L. Heath            R. W. Jackson
  G. R. Lohman                    R. A. Lumpkin          H. M. Merriman
  T. L. Shade                     J. W. Wogsland

  To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.

  Please mark you vote with an X. Then DATE PROXY AND SIGN ON REVERSE side exactly as name(s) are shown and return signed proxy in enclosed envelope.

  Holders of depositary shares representing 1/4 of a share of 6.625% Cumulative Preferred Stock direct Illinois Stock Transfer Company, as depository agent for holder of depositary share, to appoint proxies to vote as indicated herein.

  (To be signed on reverse side)